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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
FLAG Telecom
Jane Windsor, Director of Communications
+44 20 7317 0813
jwindsor@flagtelecom.com

Willem Baralt, Group Treasurer
+44 20 7317 0837
irelations@flagtelecom.com

Reliance Infocomm:
Jimmy Mogal, Head Corporate Communications
+91 22 3038 5128
Jimmy.Mogal@relianceinfo.com

FLAG TELECOM ANNOUNCES MAJOR NEW MIDDLE EAST LOOP TERABIT/S
SUBMARINE CABLE SYSTEM WITH LINKS TO EGYPT AND HONG KONG VIA INDIA

FALCON Project unlocks broadband opportunity

Strengthens FLAG's market leadership position

Highlights:

  •
  Satisfying regional demand with first self-healing submarine loop network in the Gulf region with links to Egypt, India and Hong Kong

  •
  15,000 km terabit/s submarine system to be in service by early 2005

  •
  Providing high-capacity connectivity into and out of India

  •
  Reliance Infocomm to provide landing stations on east and west coasts of India and loop connectivity across terrestrial network linking all major cities

  •
  Seamless integration with FLAG's global network to provide worldwide diversity and industry-leading resilience.

        London, UK—17 February 2004: FLAG Telecom, a leading provider of international wholesale network transport and communications services, today announced FALCON, a new high-capacity resilient loop cable system providing multiple landings throughout the Gulf region, with submarine links stretching to Egypt in the west and to Hong Kong in the east. Across India the FALCON system will interconnect seamlessly with Reliance's 80,000 km high-speed domestic infrastructure, allowing customers to access major cities connected along the network.

        Commenting at today's announcement, Patrick Gallagher, CEO, FLAG Telecom, said: "FALCON will dramatically change the global communications infrastructure balance. We have recognised for some time that the exploding market demand from major growth economies could not be served by the bandwidth connectivity serving the Middle East and Asia today. Across India, FALCON will also provide access to all major cities, offering customers direct connectivity into and across one of the world's largest growth economies from any metropolitan centre connected to the FLAG global network, and all at the level of quality and reliability for which FLAG is renowned.

        "Our announcement today follows months of project development work and we are now in final negotiations with a shortlist of suppliers. All initial engineering work has been completed and preparations for the marine survey are well under way. With a forecast initial service date of within

12 months, this is an extremely challenging project, but we believe it is essential to support the growth economies of the Middle East, India and China."

        Mukesh Ambani, Chairman and Managing Director of Reliance Industries Ltd., said: "Since our foundation 40 years ago, we have always sought to harness the latest technology to provide world-beating services for our customers. FLAG's FALCON project is such an initiative, and underlines the growing optimism in today's telecommunications marketplace. Today's announcement provides the backbone to deliver advanced broadband services to the Middle East, India and China, which have been traditionally underserved with high-capacity broadband connectivity. FALCON is the culmination of discussions with valued customers and leading global operators and is designed to unlock the broadband opportunity."

        FALCON will include the Gulf region's first self-healing submarine network ring providing all countries connected to the high capacity cable with extremely reliable, high quality connectivity. Countries that have the potential to directly access this resilient connectivity include Oman, Bahrain, Kuwait, Iran, Qatar and Iraq. All of these countries have expressed interest in joining FALCON and most are in advanced discussions with FLAG Telecom regarding their participation. Branching units can be added along the entire FALCON cable route to allow more countries in the region to connect to the system as their communications needs continue to expand.

        Spokespersons from major operators commenting on the FALCON project, said:

    OmanTel: "Oman is geographically ideally located at the heart of the FALCON route, providing important communication links from the world's business centres to India and Asia to the east and to Egypt in the west. We believe in the FALCON project and that it will meet the burgeoning broadband demand from the fast growing Gulf and wider Middle East region."

    Batelco: "FALCON will be the first cable system to bring fully protected connectivity to the Gulf and will allow Bahrain to diversify its current capacity arrangements. FALCON will also have many times more capacity than the existing regional links and will enable Batelco to confidently provide new services to customers, at faster speeds and more cost-effectively than before."

    Telecom Egypt: "As a key regional provider of advanced services, Telecom Egypt has committed to participate in the FALCON project. Telecom Egypt has been a natural hub for many international cable crossings. FALCON allows us to both consolidate our strategic position and provides a catalyst for supporting the introduction of broadband, ADSL and other such initiatives throughout Egypt."

    Ministry of Communications, Kuwait: "With the geographic position of Kuwait at the head of the Gulf, FALCON will enable us to address several strategic development opportunities and offer resilient connectivity to support advanced broadband applications throughout the area."

        The western link of the FALCON system will land at Telecom Egypt's Landing Station at Suez, where the cable will integrate with FLAG's global network. FALCON will then follow a route through the Red Sea along the East African coast and across the top of the Arabian Sea before landing in Oman.

        Travelling from Oman along its easterly link, FALCON will cross the Arabian Sea to a new Reliance-owned landing station at Mumbai, India. At this point FALCON will interconnect seamlessly to Reliance's pan-India 80,000 km high-speed backbone network linking approx 1100 cities and towns across the length and breadth of the country. At Chennai, on the East coast of India where a second Reliance landing station is being built, FALCON will again become a submarine system, linking India to Hong Kong, where the cable will once again integrate with FLAG's global network.

        FALCON will be funded by FLAG, Reliance and commitments from participating operators.

        FLAG's cable network already spans the globe and the company has an acknowledged reputation for a centralised end to end network management underpinned by exceptional quality and service support. FLAG offers customers east and west routing, meaning traffic can be switched at any time to avoid a cable cut or natural disaster. FALCON will also provide additional resilience across the major route from Egypt to Hong Kong and particularly around the Middle East.

About FLAG Telecom

        FLAG Telecom, a member company of the Reliance Group, has an established customer base of more than 180 leading operators, including all of the top ten international carriers. FLAG owns and manages an extensive optical fibre network spanning four continents and connecting key business markets in Asia, Europe, the Middle East and the USA. FLAG also owns and operates a low latency global MPLS based IP network, which connects most of the world's principal international Internet exchanges. FLAG offers a focused range of global products, including global bandwidth, IP, Internet, Ethernet and Co-location services. In the first international acquisition by the Group, FLAG Telecom became a Reliance Group company on 12 January 2004. Recent news releases and further information are on FLAG Telecom's website at: www.flagtelecom.com.

About Reliance Infocomm

        Reliance Infocomm Ltd., India's largest mobile service provider, is a part of the Reliance Group founded by Shri Dhirubhai H. Ambani (1932-2002). Reliance Infocomm has established a pan-India, high-capacity, integrated (wireless and wireline) and convergent (voice, data and video) digital network, to offer services spanning the entire Infocomm value chain—infrastructure, services for enterprises and individuals, applications and consulting. The Reliance Group is India's largest business house with total revenues in the financial year ended March 2003 of Rs 800 billion (US$16.8 billion), cash profit of over Rs 98 billion (US$2.1 billion), net profit of over Rs 47 billion (US$990 million), market capitalisation Rs 974 billion (US$21.7 billion) and exports of Rs 119 billion (US$2.5 billion).

Forward-looking Statements

        Statements contained in this Press Release that are not historical facts may be "forward-looking" statements as the term is defined in the Private Securities Litigation Reform Act of 1995. To identify these forward-looking statements look for words like "believes", "expects", "may", "will", "should", "seeks", "intends", "plans", "projects", "estimates", or "anticipates" and similar words and phrases. These, and all forward-looking statements, are based on current expectations and necessarily are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, our ability to achieve our objectives, to maintain the quality and reliability of our network and to guarantee that FALCON will enter service in its current form and extent and whether it will be within the expected time frame. More detailed information about these risks is contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2003 filed with the Securities and Exchange Commission. We caution readers not to rely on forward-looking statements, and we disclaim any intent or obligation to update these forward-looking statements.

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  Exhibit 99.1
  FOR IMMEDIATE RELEASE